Exhibit 99.1

FOR IMMEDIATE RELEASE

SAEXPLORATION PROVIDES UPDATE ON SELECTED FOURTH QUARTER AND FISCAL YEAR 2013 RESULTS AND FISCAL YEAR 2014 FINANCIAL GUIDANCE; ANNOUNCES INTENTION TO RESTATE Q2 AND Q3 2013 FINANCIALS

March 19, 2014 – Houston, TX – SAExploration Holdings, Inc. (NASDAQ: SAEX, OTCBB: SAEXW) today announced selected unaudited preliminary results for the fourth quarter (“Q4”) and fiscal year ended December 31, 2013 and provided summary financial guidance for fiscal year 2014. The Company further provided an update on the status of its fiscal year 2013 financial audit and disclosed its intention to restate its unaudited second quarter (“Q2”) and third quarter (“Q3”) 2013 financial statements.

Selected Fourth Quarter 2013 Highlights

•	Consolidated net revenues are expected to be approximately $70 million, up roughly 55% from Q4 2012 net revenues of approximately $46 million

•	Contracted backlog of $292 million, as of December 31, 2013, up 29% from $227 million on December 31, 2012

•	Six new project awards totaling $192 million announced

•	Presence expanded into Brazil and North Africa

Brian Beatty, CEO and President of SAE, commented, “2013 has been a transformative, rewarding, and yet, challenging year for SAE. We are still actively working on our transition from a private to a public company, and we remain very appreciative of the support received from our stockholders during the process as we adapt our business to the new public company environment. While we continue to work to close out our first annual filing as an operating public company, we are very pleased with our return to normal operations during the fourth quarter, as demonstrated by our Q4 revenue growth. Our customers will continue to benefit from our unique ability to provide complete and comprehensive logistical and geophysical services in complex and challenging regions of the world, as we profit from access to the public markets, an elevated industry profile, and a strengthened ability to execute our growth strategy and to enhance long-term value for stockholders.”

Mr. Beatty continued, “We are optimistic about 2014 and we expect to experience continued growth in many of our core markets. In particular, South America and Alaska have exhibited strong levels of bidding activity, where we continue to strengthen our backlog through the addition of new multi-season projects. We were able to capitalize on some of these opportunities recently, as announced in Q4, with the awarding of $192 million of new projects throughout both regions. We continue to view Southeast Asia and North Africa as strong growth catalysts for us going forward, as we continue developing our presence in Brazil. However, we expect Canada to remain a relatively small market for us going forward, especially in light of the recent pullback in demand for seismic services in the region. We believe we are well positioned internationally in key growth areas around the world. Our diversification and strategic focus on these new or under-developed areas will continue to benefit our stockholders as we look to maximize growth through the optimal utilization of currently available resources and equipment. We look forward to writing the next chapter of our story, with a focus on continued promotion of risk reduction through a dedication to quality, safety and excellent operational performance.”

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Selected Unaudited Preliminary Results

Revenues for Q4 2013 are expected to be approximately $70 million compared to approximately $46 million in Q4 2012. Revenue growth during the quarter was primarily due to our continued focus on new project award generation in South America and Alaska during 2013. Additionally, Q4 2013 revenues were positively impacted by previously delayed projects in Bolivia and Colombia, as disclosed in the Company’s Q3 2013 earnings release, being realized during Q4 2013.

In 2013, revenues for the annual period are expected to decrease to approximately $245 million from approximately $257 million in 2012. Much of this decrease in annual revenues was the result of previously reported issues encountered during Q3 2013 related to project delays in South America and the failure of a customer in Alaska to resume a project that was previously paused. In addition, 2012 had a large amount of third-party pass-through revenues totaling approximately $90 million, on which the Company charged only a small administrative fee, compared to third-party pass-through revenues in 2013 of approximately $17 million.

As of December 31, 2013, the Company’s backlog rose to approximately $292 million from $227 million on December 31, 2012. Major changes to the Company’s backlog that occurred during the year included the:

•	Addition of $316 million of announced project awards;

•	Removal of $114 million related to the further delay of a previously-paused 3D project in Alaska; and

•	The completion, in whole or in part, of multiple projects during the year.

The Company’s backlog remains strong. This year demonstrated SAE’s ability to quickly compensate for a sudden or unexpected loss of revenue due to an extraordinary event, such as the long-term postponement of a major contract.

SAE anticipates approximately 89% of the $292 million in backlog to be realized during 2014 and the remainder during 2015. However, the approximate estimations of realization from the backlog can be impacted by a number of factors, including customer delays or cancellations, permitting or project delays and environmental conditions.

Restatement of Second and Third Quarter 2013 Financials

SAE has determined it will restate, and investors should not rely upon, its previously filed interim financial statements for Q2 and Q3 2013, following management’s discussion of the matter with the audit committee of SAE’s board of directors.

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The restatements result from information that came to SAE’s attention in connection with the preparation and review of its annual financial statements to be included in Form 10-K for fiscal year 2013, which is ongoing. The Company is currently working to finalize its fiscal year 2013 financial statements. Although the review is ongoing and additional items may be included in the restatements, certain adjustments have been identified. Among these adjustments is an estimated pre-tax expense of approximately $987,000 to be recorded in our interim consolidated financial statements as of and for the three and six months ended June 30, 2013, and as of and for the nine months ended September 30, 2013, to fully recognize all share-based compensation expense related to the prior SAE stockholders’ restricted shares, which were vested on an accelerated basis before the merger closed in Q2 2013. The Company has also identified a further adjustment to Q2 2013 of an estimated pre-tax expense of approximately $554,000, and an adjustment for the same type of expense in Q3 2013 estimated to be approximately $200,000, both of which are to also be recorded in the interim financial statements described above to correct the overstatement of the current asset “Deferred costs on contracts” relating to certain expenses in Colombia and Peru that were incorrectly deferred and should have been expensed.

SAE affirms that its review of fiscal year 2013 financials is ongoing and the restatements may include additional items not discussed in this announcement. Once the review is completed, SAE expects to file its Q2 and Q3 2013 amendments in advance of its fiscal year 2013 Form 10-K.

Summary Financial Guidance for Fiscal Year 2014

As a result of the expected growth in international seismic spending, in addition to the strength of its current backlog, SAE expects to record revenue of approximately $400 - $450 million during 2014. While possibly impacted by compression due to growth into new markets, SAE estimates Modified EBITDA1 for 2014 to range from approximately $45 - $55 million.

These forward estimations are based on current market conditions and are subject to change.

Warrant Exchange

In early February 2014, SAE completed its previously disclosed warrant exchange offer for its outstanding warrants to purchase 15 million shares of common stock. Under the warrant exchange offer, each warrant holder had the opportunity to receive one share of SAE common stock in exchange for every ten warrants outstanding.

Approximately 14.4 million warrants, or approximately 96% of all outstanding warrants, were validly tendered and accepted by SAE. The resulting effect to SAE’s common shares outstanding was a net increase of approximately 1.4 million new common shares.

The warrants that were not tendered in the exchange remain outstanding and are exercisable in accordance with their terms.

1 Modified EBITDA is defined as net income (loss) plus interest expense, less interest income, plus unrealized loss on change in fair value of notes payable to related parties, plus income taxes, plus depreciation and amortization, plus non-recurring major expenses outside of operations. Modified EBITDA is a non-GAAP measure of financial performance.

Safety. Acquisition. Experience	saexploration.com

Investor Conference Call

SAE will host a conference call on Wednesday, March 19, 2014 at 10:00 a.m. Eastern Time to discuss the Company’s selected unaudited preliminary results for Q4 and the fiscal year ended December 31, 2013. Participants can access the conference call by dialing (855) 433-0934 (toll-free) or (484) 756-4291 (international). The Company will also offer a live webcast of the conference call on the Investors section of SAE’s website at www.saexploration.com.

To listen to the live call via the Company’s website, please go to the website at least 15 minutes prior to the start of the call to register and download any necessary audio software. A replay of the webcast for the conference call will be archived on the Company’s website and can be accessed by visiting the Investors section of SAE’s website.

About SAExploration Holdings, Inc.

SAE is a leading, vertically-integrated provider of 2D, 3D and 4D seismic data and logistical services with operations throughout South America, North America, and Southeast Asia. SAE specializes in logistically complex regions of the world, and provides a wide range of services to its clients, including surveying, program design, logistical support, data acquisition, processing, infrastructure implementation, camp services, catering, environmental assessment and community relations. SAE services its multinational client base from offices in Houston, Alaska, Canada, Peru, Colombia, Bolivia, Brazil, New Zealand and Malaysia. For more information, please visit SAE’s website at www.saexploration.com.

The information in SAE’s website is not, and shall not be deemed to be, a part of this notice or incorporated in filings SAE makes with the Securities and Exchange Commission.

Forward Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the federal securities laws. These statements can be identified by the use of words or phrases such as "believes," "estimates," "expects," "intends," "anticipates," "projects," "plans to," “will,” “should” and variations of these words or similar words. These forward-looking statements may include statements regarding SAE’s financial condition, results of operations and business and SAE’s expectations or beliefs concerning future periods. These statements are subject to risks and uncertainties which may cause actual results to differ materially from those stated in this release. These risks and uncertainties include fluctuations in the levels of exploration and development activity in the oil and gas industry, intense industry competition, a limited number of customers, the need to manage rapid growth, delays, reductions or cancellations of service contracts, operational disruptions due to seasonality, weather and other external factors, crew productivity, the availability of capital resources, substantial international business exposing SAE to currency fluctuations and global factors including economic, political and military uncertainties, the need to comply with diverse and complex laws and regulations, and other risks incorporated by reference to SAE’s filings with the Securities and Exchange Commission. Certain risks and uncertainties related to SAE’s business are or will be described in greater detail in SAE’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Except as required by applicable law, SAE is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

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Contacts

SAExploration Holdings, Inc.

Ryan Abney

Vice President, Capital Markets & Investor Relations

(281) 258-4409

rabney@saexploration.com

Safety. Acquisition. Experience	saexploration.com